 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2017

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 19, 2017, Patriot National Bancorp, Inc. (“Patriot”) held its 2017 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders. Patriot’s majority shareholder, which beneficially owns approximately 77% of its outstanding voting stock, voted in favor of these resolutions. The final results of the shareholder vote are as follows:

(1) To elect six (6) directors to serve until Patriot’s Annual Meeting of Shareholders to be held in 2018 and until their successors are elected.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Michael A. Carrazza	3,075,000	0	0

Richard A. Muskus Jr.	3,075,000	0	0

Edward N. Constantino	3,075,000	0	0

Raymond B. Smyth	3,075,000	0	0

Emile Van den Bol	3,075,000	0	0

Michael J. Weinbaum	3,075,000	0	0

(2) To ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for Patriot for the 2017 fiscal year.

The results of the voting were as follows:

VOTES FOR	3,075,000

VOTES AGAINST	0

ABSTAINED	0

BROKER NON-VOTES	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: September 20, 2017	By:	/s/ Richard Muskus
Richard Muskus President